Exhibit 10.39

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of __________, 2015, is hereby entered into by and among Massive Interactive, Inc. (the “Company”) and those individuals and entities listed on Attachment 1 attached hereto (each a “Secured Party” and collectively the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, each Secured Party is entitled to payment under a Secured Convertible Promissory Note issued by the Company (the “Note” and collectively with the other Secured Convertible Promissory Notes, the “Notes”); and

WHEREAS, the Notes and this Agreement are hereinafter collectively referred to as the “Transaction Documents”; and

WHEREAS, Company desires to secure the performance of the Notes and to perform, duly and punctually, all other obligations owing to the Secured Parties under the Transaction Documents;

NOW, THEREFORE, for and in consideration of the loan made by the Secured Parties to Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secured Parties and Company, intending to be legally bound, hereby agree as follows:

1.           Secured Obligations.  This Security Agreement is given to secure the Notes and the due and punctual performance of all other obligations under the Transaction Documents now existing and hereafter arising, including future advances made pursuant to the Notes, together with any extensions and renewals of the foregoing obligations and reasonable attorneys’ fees if collected by or through an attorney-at-law (collectively the “Secured Obligations”); provided, however, that “Secured Obligations” shall not include any obligations of Company to the Secured Party in their capacity, if applicable, as a holder of any of Company’s capital stock.

2.           Security Interest.  As security for the due and punctual payment and performance by Company of the Secured Obligations, Company hereby grants to the Secured Party a security interest (which shall be subject and subordinate to the Permitted Liens, as defined below) in, all of the right, title, and interest in and to the Collateral.   Such security interest in the Collateral shall attach to all Collateral without further act on the part of any Secured Party or the Company.  The “Collateral” means: (a) all assets of the Company, tangible or intangible, including the intellectual property, patents and licenses to patents of the Company, and all amendments, renewals, extensions relating thereto, and all licenses or other rights to use the foregoing and all license fees and royalties from such use (collectively, the “Patents”); (b) any claims for damages (past, present or future) for infringement of any of the Patents, with the right, but not the obligation, to sue and collect damages for use or infringement of the Patents; and (c) all proceeds and products of any of the assets or Patents, including any and all insurance, indemnity or warranty payments, license royalties, proceeds of infringement suits, the right to sue for past, present and future infringements rights throughout the world, and all re-issues, divisions continuations, renewals, extensions and continuations-in-part with respect to any of the Patents.

           3.           Representations and Warranties of Company.  The Company represents and warrants to each Secured Party as of the date hereof as follows:

(a)   Except for and subject to Company’s obligations with respect to the Permitted Liens (as defined in Exhibit A attached hereto and made a part hereof), no UCC financing statement, security interest, statutory or common law lien, or other lien is outstanding or on file in any public office, and, except for the security interest created by this Agreement, (i) Company has full and unencumbered title to the Collateral and has full power and authority to assign and convey the same to the Secured Party and (ii) the security interest in the Collateral granted to the Secured Party herein is a first-priority security interest in and encumbrance on all right, title and interest of Company in and to the Collateral (and all filings and other actions necessary or desirable to perfect and protect such security interest have been or will promptly be duly taken); further, Company has exclusive possession and control of the Collateral;

(b)   All books and records concerning the Collateral are located at the Company’s place of business set forth in Section 18 below concerning notices;

(c)   Company will take or cause to be taken all necessary and appropriate action to protect and preserve the value of its rights, title and interest in and to the Collateral and its proceeds, including without limitation, payment of all taxes, fees, assessments, insurance premiums and other charges that may be imposed on or relate to the Collateral.  Company will maintain all Collateral in good condition and will not waste, misuse, abuse or otherwise permit the Collateral to deteriorate in value;

(d)   Company will not, without the prior written unanimous consent of the Secured Parties or payment in full of the Secured Obligations, sell, lease, assign, or create or permit to exist any lien on or security interest in any Collateral to or in favor of anyone other than the Secured Parties, except for Permitted Liens and for sales by Company in the ordinary course of business for fair value; and

(e)    Company will provide 60 calendar days’ prior written notice to the Secured Party of any change in, addition to, or discontinuance of Company’s places of business, or corporate or trade names, the location of Company’s chief executive office, the location of the Collateral, or the location of Company’s books and records pertaining to the Collateral.

4.           Events of Default.  Any one or more of the following shall constitute a default or event of default by Company hereunder (each, an “Event of Default”).

(a)   The failure of Company to observe or perform any material obligation, covenant, condition or term of the Transaction Documents.

(b)           The finding that any warranty or representation made or furnished to the Secured Party by or on behalf of Company in connection with this Agreement or any of the other Transaction Documents was false or misleading in any material respect when made or furnished.

(c)   A judgment creditor of Company (other than a Secured Party) shall obtain possession, control or a lien interest in or to any of the Collateral by any means, including, but without limitation, levy, charging order, or self-help.

(d)           The filing of a petition by one or more creditors of Company, which is not dismissed within 60 days, seeking: (i) the entry of a decree or order for relief by a court having jurisdiction against or with respect to Company in an involuntary case under the federal bankruptcy laws or any state insolvency or similar laws ordering the liquidation of the Company; or (ii) a reorganization of Company or any of Company’s businesses and affairs or the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Company or any of Company’s properties including, but not limited to, the Collateral.

(e)   The commencement by Company of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws or the consent by Company to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official for Company or any of Company’s properties including, but not limited to, the Collateral, or the making by Company of any assignment for the benefit of creditors or the failure by Company generally to pay its debts as they become due.

5.           Secured Party’ Rights Exclusive of Default.  Company agrees that during the term of this Security Agreement, the Secured Parties shall be entitled to exercise any or all of the following rights.

(a)   This Agreement, the rights of the Secured Parties hereunder, or the indebtedness secured hereby may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to the Secured Party.

(b)   The Secured Party may enter upon Company’s premises, or wherever the Collateral may be at any reasonable time during normal business hours and upon reasonable notice and subject to Company’s reasonable security procedures to inspect the Collateral and to inspect the books and records pertaining to the Collateral, and Company shall assist the Secured Party in making any such inspection.

(c)    At its option, the Secured Party may (but shall not be obligated to) from time to time (i) discharge taxes, liens, security interests or other encumbrances, other than Permitted Liens, at any time levied or placed on the Collateral, or (ii) perform any other agreement of Company hereunder that Company shall fail to perform and take any other reasonable action that the Secured Party deem reasonably necessary for the maintenance or preservation of any of the Collateral or its interest therein.  Company agrees to reimburse the Secured Party on demand for any reasonable payment made or reasonable expenses incurred by the Secured Party pursuant to the foregoing authorization.

6.           Remedies on Default.  Upon the occurrence of an Event of Default, the Secured Parties may, in their sole discretion and without further notice or demand, (a) declare all of the Secured Obligations to be immediately due and payable, (b) proceed immediately to exercise any and all of the Secured Parties’ rights, powers and privileges with respect to the Collateral, including, without limitation, the right to repossess or sell or otherwise dispose of the Collateral or any part thereof in such manner as the Secured Parties in their sole discretion may choose, or (c) exercise any other right or remedy available by agreement, at law, or in equity.  All rights and remedies specified herein are cumulative and are in addition to such other rights and remedies as are available to the Secured Parties.  Company agrees, upon request by the Secured Parties, to assemble the Collateral at a reasonable location for the Secured Parties and to make such Collateral available to the Secured Parties.  Company authorizes the Secured Parties, upon the occurrence and during the continuance of an Event of Default, to enter the premises where the Collateral is without further notice or demand and without institution of legal proceedings.  Any requirement imposed by law for reasonable notification of any intended disposition of the Collateral shall be deemed reasonably and properly made if given in accordance with the provisions of Section 18 hereof at least ten (10) calendar days prior to any public sale of the Collateral of the time at which any private or other intended disposition of the Collateral is to be made; provided, however, no notice shall be required with respect to any Collateral which is perishable, threatens to decline speedily in value or is sold in or on a recognized market.  Company hereby authorizes the Secured Parties, pursuant to the power-of-attorney granted in Section 7 hereof, to sign and execute in the name of Company any intended transfer, conveyance of instrument in writing that may be necessary or desirable to effect any disposition of the Collateral.  No disposition of any collateral shall extinguish any Secured Obligation of Company except to the extent that the proceeds from any such disposition are applied thereto by the Secured Parties.

7.           Power-of-Attorney.  Company does hereby irrevocably make, constitute and appoint the Secured Parties, and any of its officers or designees, its true and lawful attorney-in-fact (the “Power of Attorney”), with full power and authority to do any and all acts necessary or proper to carry out the intent of this Agreement including, without limitation, the right, power and authority (a) to enforce all rights of Company under and pursuant to any agreements with respect to the Collateral, all for the sole benefit of the Secured Parties; (b) to enter into and perform such arrangements as may be necessary in order to carry out the terms, covenants and conditions of this Agreement that are required to be observed or performed by Company; (c) to execute such other and further mortgages, pledges and assignments of the Collateral as the Secured Parties may reasonably require for the purpose of perfecting, protecting or maintaining the security interest granted to the Secured Parties by this Agreement; and (d) to do any and all other things necessary or proper to carry out the intent of this Agreement, and Company hereby ratifies and confirms all that the Secured Parties as such attorney-in-fact or its substitutes do by virtue of this Power-of-Attorney, which power is coupled with an interest and is irrevocable, until Company has paid in full the Secured Obligations and this Agreement is terminated; provided, however, that the Secured Parties shall only take action pursuant to subsection (d) above upon the occurrence and during the continuation of an Event of Default.

8.           Company to Hold in Trust.  Subsequent to the occurrence of any Event of Default and regardless of whether the Secured Parties make any demand to or request of Company, Company agrees to hold in trust for the Secured Parties any and all cash, checks, drafts, items, chattel paper and other instruments or writings for the payment of money that may be received by Company in full or partial payment or otherwise as proceeds of any of the Collateral, in precisely the form received, and Company will immediately upon request by the Secured Parties endorse, transfer and deliver any and all such payments to the Secured Parties for application against the Secured Obligations.

9.           Application of Proceeds.  The proceeds from the sale of or other realization on the Collateral pursuant to Section 6 hereof shall be applied:

(a)           First, to the payment of all reasonable costs and expenses incurred by or on behalf of the Secured Parties in connection with such sale or other realization including, without limitation, reasonable attorneys’ fees and all court costs, and to the repayment of all advances by the Secured Parties hereunder for the account of Company for payment of reasonable costs and expenses paid or incurred by the Secured Parties in connection with this Agreement or in the exercise of any right or remedy hereunder, to the extent that such advances, costs and expenses shall not have been previously paid to the applicable Secured Party upon its demand to Company therefor;

(b)           Second, to the payment in full of the amounts payable under the Notes;

(c)           Third, to the Secured Parties in payment in full of all of the remaining Secured Obligations of Company; and

(d)           Fourth, to Company or as a court of competent jurisdiction may direct.

To the extent that funds are insufficient to make the payments as set forth above, the proceeds shall be distributed proportionately within the categories set forth above based upon amounts owed to each party in such category.

10.           Financing Statements.  Promptly after the execution of this Agreement, Company hereby covenants and agrees to execute (if execution is necessary) UCC financing statements perfecting a lien in and to the Collateral (collectively, the “Financing Statements”) and permits the Secured Parties to file any such Financing Statements in any jurisdictions or offices deemed reasonably necessary by the Secured Parties.  Company also authorizes the Secured Parties to file continuation statements to the Financing Statements without the signature of Company so long as such continuation statements shall be consistent with the intent of this Agreement.

11.           Term of Agreement.  Company acknowledges and agrees that the number and amount of the Secured Obligations may fluctuate from time to time hereafter.  Company expressly agrees that this Agreement and the security interest in the Collateral conveyed to the Secured Parties hereunder shall remain valid and in full force and effect, notwithstanding any such fluctuations and future payments.  This Agreement shall terminate, and each Secured Party shall release its security interest in the Collateral and shall execute and deliver to Company all UCC termination statements and similar documents which Company shall reasonably request to evidence such termination, only upon the payment in full by or on behalf of Company of all of the then outstanding obligations of Company pursuant to any of the Transaction Documents (the “Termination Date”).

12.           Indemnity.  Company hereby agrees to indemnify each Secured Party and its agents, servants, and employees against and agrees to protect, save and hold harmless each thereof from any and all liabilities, obligations, losses, damages, penalties, actions, suits, costs, expenses and disbursements of whatever kind and description imposed on, incurred by or asserted against any such person in any way arising out of or related to the Collateral, the Secured Obligations, the Transaction Documents, the transactions contemplated thereby and hereby, or the use, possession, maintenance, operation, condition, sale, registration, ownership, lease or other disposition of the Collateral, except that Company shall not indemnify or hold harmless the Secured Party for any liabilities, obligations, losses, damages, penalties, actions, suits, costs and expenses arising from the gross negligence or willful misconduct of the Secured Party.

13.           Survival of Representations and Warranties.  All representations and warranties contained herein, made by, or furnished on behalf of Company in connection with this Agreement shall terminate as of the Termination Date.

14.           Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, Company shall have no right to assign its rights or obligations hereunder to any person or entity.

15.           Further Assurances.  Upon the request of the Secured Party, Company shall duly execute and deliver, at the cost and expense of Company, such further instruments as may be reasonably necessary or proper, in the reasonable judgment of the Secured Party to carry out the provisions and purposes of this Agreement or to perfect, protect and preserve the security interest of the Secured Party in the Collateral or in any portion thereof.

16.           Time of Essence.  Time is of the essence in interpreting and performing this Agreement.

17.           Amendment; Waiver; Additional Secured Party.  This Agreement may be amended only in a writing signed by both Company and the Secured Parties holding Notes representing a majority of the Secured Obligations.  No delay or failure on the part of the Secured Parties in the exercise of any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of such right, power or privilege shall preclude the further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  No waiver shall be valid against the Secured Parties unless made in writing and signed by the Secured Parties holding Notes representing a majority of the Secured Obligations, and then only to the extent expressly specified therein.  Company hereby waives presentment and notice of dishonor and protest of all instruments included or evidencing the liability of Company in respect to the Secured Obligations or the Collateral and any and all notices and demands whatsoever, whether or not relating to such instruments, except as otherwise provided in such instruments.  Notwithstanding the foregoing, in the event additional investors purchase Notes, such investors shall automatically become additional Secured Parties.

18.           Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given and received:  (a) upon personal delivery to the party to be notified (with written confirmation of receipt or refusal); (b) upon delivery by confirmed electronic or facsimile transmission if written confirmation is received by the recipient before 5:00 p.m. local time on a business day, and if not, then the next business day; (c) five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier service, and addressed:

(a)           If to Secured Party:

To address set forth on Attachment 1 hereto.

(b)           If to the Company:

To address set forth on the signature page hereto.

Company or the Secured Party may change its respective address for notice purposes by written notice to the other party as specified herein.

19.           Severability.  If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provisions or the remaining provisions.

20.           Choice of Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles.

21.           Submission to Jurisdiction.  Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in New York, and any appellate courts therefrom, in any action or proceeding arising out of, or relating to, this Agreement (and/or any of the transactional documents contemplated herein), agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

22.           Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

24.           Entire Agreement.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and any prior agreements, whether written or oral, with respect thereof, are expressly superseded hereby.
.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the year and date first above written.

MASSIVE INTERACTIVE, INC.

COMPANY:	By:
	Name:	Ron Downey
	Title:	CEO
	Address:	6th Floor, 10 Lower Thames Street London, EC3R 6AF, UK

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ATTACHMENT 1

Name of Secured Party	Address

EXHIBIT A

Permitted Liens